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                                                                      EXHIBIT 21


                     SUBSIDIARIES OF ANKER COAL GROUP, INC.

Anker Energy Corporation .............................................. Delaware
Anker Group, Inc. ..................................................... Delaware
Anker Power Services, Inc. ....................................... West Virginia
Anker Virginia Mining Company, Inc. ................................... Virginia
Anker West Virginia Mining Company, Inc. ......................... West Virginia
Bronco Mining Company, Inc. ...................................... West Virginia
Hawthorne Coal Company, Inc. ..................................... West Virginia
Heather Glen Resources, Inc. ..................................... West Virginia
Juliana Mining Company, Inc. ..................................... West Virginia
King Knob Coal Co., Inc. ......................................... West Virginia
Marine Coal Sales Company ............................................. Delaware
Melrose Coal Company, Inc. ....................................... West Virginia
New Allegheny Land Holding Company, Inc. ......................... West Virginia
Patriot Mining Company, Inc. ..................................... West Virginia
Simba Group, Inc. ..................................................... Delaware
Upshur Property, Inc. ................................................. Delaware
Vantrans, Inc. ........................................................ Delaware
Vindex Energy Corporation ........................................ West Virginia